UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 8, 2017

PRIVATEBANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 South LaSalle Street, Chicago, Illinois, 60603
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 8, 2017, PrivateBancorp, Inc. ("PrivateBancorp") and Canadian Imperial Bank of Commerce ("CIBC") issued a joint press release announcing that they have received all regulatory approvals required to complete CIBC's acquisition of PrivateBancorp pursuant to the Agreement and Plan of Merger, dated as of June 29, 2016, by and among PrivateBancorp, CIBC, and CIBC Holdco Inc., a Delaware corporation and a direct, wholly owned subsidiary of CIBC, as amended by Amendment No. 1, dated as of March 30, 2017, and Amendment No. 2, dated May 4, 2017.  The acquisition is expected to close on June 23, 2017.

Exhibit No.	Description
99.1	Joint Press Release, dated June 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: June 8, 2017	By:	/s/ Jennifer R. Evans
Name: Jennifer R. Evans
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release, dated June 8, 2017